                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------
                                    :
In re:                              :
                                    :        CHAPTER 11
HEARTLAND WIRELESS COMMUNICATIONS,  :
INC., a Delaware Corporation,       :        Case No. 98-2692 (JJF)
                                    :
                  Debtor.           :
                                    :
-------------------------------------



                        DEBTOR'S PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE





WEIL, GOTSHAL & MANGES LLP                   RICHARDS, LAYTON & FINGER, P.A.
Co-Attorneys for Heartland                   Co-Attorneys for Heartland
  Wireless Communications, Inc.                Wireless Communications, Inc.
100 Crescent Court, Suite 1300               One Rodney Square
Dallas, Texas  75201                         P.O. Box 551
(214) 746-7700                               Wilmington, Delaware  19899
                                             (302) 658-6541


Dated:   Wilmington, Delaware
               January 19, 1999

                               TABLE OF CONTENTS


SECTION 1.  DEFINITIONS AND INTERPRETATION.......................................................................1

A.       Definitions.............................................................................................1

B.       Interpretation; Application Of Definitions And Rules Of Construction....................................7

SECTION 2.  PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS......................8

         2.1      Administrative Expense Claims..................................................................8

         2.2      Priority Tax Claims............................................................................8

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS........................................................8

SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS..............................................9

         4.1      Priority Non-Tax Claims (Class 1)..............................................................9

         4.2      Secured Claims (Class 2).......................................................................9

         4.3      Old Senior Note Claims and Miscellaneous Unsecured Claims (Class 3)............................9

         4.4      Old Convertible Note Claims (Class 4)..........................................................9

         4.5      Trade Claims (Class 5)........................................................................10

         4.6      Indemnity Claims (Class 6)....................................................................10

         4.7      Bondholder Litigation Claims (Class 7)........................................................10

         4.8      Stockholder Litigation Claims (Class 8).......................................................10

         4.9      Equity Interests (Class 9)....................................................................11

         4.10     Alternative Treatment for Holders of Allowed Claims...........................................11

SECTION 5.  IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN.....11

         5.1      Holders of Claims and Equity Interests Entitled to Vote.......................................11

SECTION 6.  MEANS OF IMPLEMENTATION.............................................................................11

         6.1      Distributions.................................................................................11

         6.2      Authorization of New Securities...............................................................12

         6.3      New Warrant Agreement.........................................................................12

         6.4      Adoption of Stock Option Plan.................................................................12

         6.5      Incentive Options on the Effective Date.......................................................12

         6.6      Cancellation of Existing Securities and Agreements............................................12

         6.7      Corporate Action..............................................................................12

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
         6.8      Amended Certificate of Incorporation..........................................................13

SECTION 7.  PROVISIONS GOVERNING DISTRIBUTIONS..................................................................13

         7.1      Date of Distributions.........................................................................13

         7.2      Disbursing Agent..............................................................................13

         7.3      Surrender of Instruments......................................................................13

         7.4      Compensation of Professionals.................................................................14

         7.5      Delivery of Distributions.....................................................................14

         7.6      Manner of Payment Under the Plan..............................................................14

         7.7      Fractional Shares.............................................................................15

         7.8      Setoffs and Recoupment........................................................................15

         7.9      Distributions After Effective Date............................................................15

         7.10     Rights and Powers of Disbursing Agent.........................................................15

         7.11     Exculpation...................................................................................15

         7.12     Allocation Relating to Old Senior Notes and Old Convertible Notes.............................16

         7.13     Voluntary Cancellation of Equity Interests; Return of New Common Stock and New Warrants.......16

SECTION 8.  PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN..............................................16

         8.1      Disputed Claims...............................................................................16

         8.2      No Distributions Pending Allowance............................................................17

         8.3      Distributions After Allowance.................................................................17

         8.4      Voting Rights of Holders of Disputed Claims...................................................17

SECTION 9.  PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................18

         9.1      Assumption or Rejection of Contracts and Leases...............................................18

         9.2      Amendments to Schedule; Effect of Amendments..................................................18

         9.3      Bar to Rejection Damage Claims................................................................18

         9.4      Indemnification Obligations...................................................................19

SECTION 10. CONDITIONS PRECEDENT TO EFFECTIVE DATE..............................................................19

         10.1     Conditions Precedent to Effective Date of the Plan............................................19

         10.2     Waiver of Conditions Precedent................................................................20

SECTION 11. EFFECT OF CONFIRMATION..............................................................................20

         11.1     Vesting of Assets.............................................................................20

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
         11.2     Binding Effect................................................................................20

         11.3     Discharge of Debtor...........................................................................20

         11.4     Term of Injunctions or Stays..................................................................21

         11.5     Indemnification Obligations...................................................................21

         11.6     Limited Release...............................................................................21

SECTION 12. WAIVER OF CLAIMS....................................................................................21

         12.1     Avoidance Actions.............................................................................21

SECTION 13. RETENTION OF JURISDICTION...........................................................................22

SECTION 14. MISCELLANEOUS PROVISIONS............................................................................23

         14.1     Payment of Statutory Fees.....................................................................23

         14.2     Retiree Benefits..............................................................................23

         14.3     Administrative Expenses Incurred After the Confirmation Date..................................23

         14.4     Section 1125(e) of the Bankruptcy Code........................................................23

         14.5     Compliance with Tax Requirements..............................................................24

         14.6     Severability of Plan Provisions...............................................................24

         14.7     Notices.......................................................................................24

         14.8     Governing Law.................................................................................25

         14.9     Binding Effect................................................................................25

                              EXHIBITS TO THE PLAN

         Exhibit 1 -- Charter

         Exhibit 2 -- New Warrant Agreement

         Exhibit 3 -- Registration Rights Agreement

         Exhibit 4 -- Stock Option Plan

                        DEBTOR'S PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


         Heartland Wireless Communications, Inc. proposes the following Plan of Reorganization, Under Chapter 11 of the Bankruptcy Code, dated as of January 19, 1999, pursuant to section 1121(a) of the Bankruptcy Code:

SECTION 1. DEFINITIONS AND INTERPRETATION

         A. DEFINITIONS.

         The following terms herein shall have the respective meanings defined below:

         1.1 Ad Hoc Committee means the unofficial committee of certain holders of Old Senior Notes, the members of which consist of, as of the date hereof, Aspen Partners, L.P., Condor Partners IV L.L.C.; The Mainstay Funds, on behalf of its High Yield Corporate Bond Fund Series; Quad-C, Inc.; and Quaker Capital Management Corp.

         1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Case in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United States Code.

         1.3 Allowed means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest as to which no objection to allowance has been interposed on or before the Confirmation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Equity Interest as to which the liability of the Debtor and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder. Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such claim, "Allowed" in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

         1.4 Bankruptcy Code means title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         1.5 Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Case and, to the extent of any reference made under section 157, title 28, United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Case under section 151, title 28, United States Code.

         1.6 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any Local Rules of the Bankruptcy Court.

         1.7 Bondholder Litigation Claim means a Claim (a) arising from rescission of a purchase or sale of a debt security of the Debtor, (b) for damages arising from the purchase or sale of such a debt security or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or recision arising out of a purchase or sale of a debt security of the Debtor.

         1.8 Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

         1.9 Cash means legal tender of the United States of America.

         1.10 Chapter 11 Case means the Debtor's voluntary case filed with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

         1.11 Charter means the Restated Certificate of Incorporation of Reorganized Heartland, which shall be in substantially the form annexed hereto as Exhibit 1.

         1.12 Claim means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

         1.13 Class means any group of substantially similar Claims or Equity Interests classified by the Plan pursuant to section 1129(a)(1) of the Bankruptcy Code.

         1.14 Collateral means any property or interest in property of the Debtor's estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

         1.15 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

         1.16 Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

         1.17 Confirmation Order means the order of the Bankruptcy Court confirming the Plan, which shall be in a form reasonably acceptable to the Debtor and a Creditors' Committee Majority.

         1.18 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

         1.19 Creditors' Committee Majority means, at any time, the holders of a majority in amount of Claims held in the aggregate by the members of the Creditors' Committee at such time.

         1.20 Debtor means Heartland Wireless Communications, Inc., a Delaware corporation, the debtor in the Chapter 11 Case.

         1.21 Debtor in Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case under sections 1107(a) and 1108 of the Bankruptcy Code.

         1.22 DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

         1.23 Disallowed means, when used with respect to a Claim or Equity Interest, a Claim or Equity Interest that has been disallowed by Final Order.

         1.24 Disbursing Agent means any entity in its capacity as a disbursing agent under section 7.2 hereof.

         1.25 Disclosure Statement means the disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.26 Disputed means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest proof of which was filed with the Bankruptcy Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtor or any other party in interest has interposed a timely objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. Prior to (i) the time an objection has been filed and (ii) the expiration of the time within which to object to such Claim or Equity Interest set forth herein or otherwise established by order of the Bankruptcy Court, a Claim or Equity Interest shall be considered a Disputed Claim or Disputed Equity Interest to the extent that the amount of the Claim or Equity Interest specified in a proof of Claim or Equity Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtor as not disputed, contingent or unliquidated.

         1.27 Effective Date means the first Business Day on which all the conditions precedent to the Effective Date specified in section 10.1 hereof shall have been satisfied or waived as provided in section 10.2 hereof; provided, however, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay is no longer in effect.

         1.28 Equity Distribution Pool means 275,000 New Warrants less the number of New Warrants, if any, distributable to the holders of Allowed Bondholder Litigation Claims pursuant to Section 4.7 hereof.

         1.29 Equity Interest means the interest of any holder of equity securities of the Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire or in connection with any such interest.

         1.30 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

         1.31 Incentive Options means the options to purchase shares of New Common Stock pursuant to the Stock Option Plan.

         1.32 Indemnity Claim means a Claim (i) of a director or officer of the Debtor that was not a director or officer, respectively, at any time on or after April 25, 1997 or (ii) that is not assumed by the Debtor pursuant to Section
11.5 of the Plan for any obligations of the Debtor to indemnify directors or officers against any obligations pursuant to the Debtor's certificate of incorporation, bylaws, contract, applicable state law, any combination of the foregoing, or otherwise and including, without limitation, any such obligations relating to a Bondholder Litigation Claim or a Stockholder Litigation Claim.

         1.33 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

         1.34 Miscellaneous Unsecured Claim means any Unsecured Claim other than an Old Convertible Note Claim, an Old Senior Note Claim, a Trade Claim, a Bondholder Litigation Claim or a Stockholder Litigation Claim.

         1.35 New Common Stock means the shares of common stock of Reorganized Heartland to be authorized, issued and outstanding as of the Effective Date.

         1.36 New Warrants means the warrants which are issued pursuant to, and exercisable in accordance with, the terms and conditions of the New Warrant Agreement.

         1.37 New Warrant Agreement means the warrant agreement governing the issuance of the New Warrants, which shall be in substantially the form annexed hereto as Exhibit 2.

         1.38 Old Convertible Note Claim means a Claim arising under or in connection with the Old Convertible Notes.

         1.39 Old Convertible Notes means those 9% convertible subordinated discount notes due November 1, 2004 issued by the Debtor under that certain Note Purchase Agreement, dated November 30, 1994, as amended, between the Debtor and the purchasers named therein.

         1.40 Old Equity Portion means the ratio (expressed as a percentage) that the aggregate number of shares of Equity Interests bears to the aggregate number of shares of Equity Interests represented by Allowed Equity Interests and Allowed Stockholder Litigation Claims.

         1.41 Old 14% Senior Notes means those 14% senior notes due October 15, 2004 issued by the Debtor under the Old 14% Senior Notes Indenture.

         1.42 Old 14% Senior Notes Indenture means that certain Indenture, dated as of December 20, 1996, between the Debtor and the Old 14% Senior Notes Indenture Trustee relating to the Old 14% Senior Notes.

         1.43 Old 14% Senior Notes Indenture Trustee means First Trust of New York, National Association or a successor indenture trustee appointed in accordance with the Old 14% Senior Notes Indenture.

         1.44 Old Indentures means, collectively, the Old 14% Senior Notes Indenture and the Old 13% Senior Notes Indenture.

         1.45 Old Senior Note Claim means a Claim arising under or in connection with the Old Senior Notes and the Old Indentures.

         1.46 Old Senior Notes means, collectively, the Old 14% Senior Notes and the Old 13% Senior Notes.

         1.47 Old 13% Senior Notes means those 13% senior notes due April 15, 2003 issued by the Debtor under the Old 13% Senior Notes Indenture.

         1.48 Old 13% Senior Notes Indenture means those certain Indentures, dated as of April 26, 1995, as amended, and March 28, 1996, as amended, respectively, between the Debtor and the Old 13% Senior Notes Indenture Trustee relating to the Old 13% Senior Notes.

         1.49 Old 13% Senior Notes Indenture Trustee means First Trust of New York National Association or a successor indenture trustee appointed in accordance with the Old 13% Senior Notes Indenture.

         1.50 Petition Date means December 4, 1998, the date on which the Debtor commenced the Chapter 11 Case.

         1.51 Plan means this Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of January 19, 1999, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

         1.52 Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

         1.53 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.54 Ratable Proportion means, with reference to any distribution on account of any Claim or Equity Interest in any Class or subclass, as the case may be, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Equity Interests in the same Class, as applicable.

         1.55 Registration Rights Agreement means the registration rights agreement relating to the New Common Stock distributed pursuant to the Plan and New Common Stock issuable upon exercise of New Warrants, to be entered into as of the Effective Date by Reorganized Heartland, for the benefit of certain holders of shares of New Common Stock and New Warrants, which agreement shall be in substantially the form of, and containing provisions not less favorable than, the form of agreement annexed hereto as Exhibit 3.

         1.56 Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) or lessor for damages resulting from the rejection of a lease of real property as any such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a Miscellaneous Unsecured Claim.

         1.57 Reorganized Heartland means the Debtor, as it will be reorganized as of the Effective Date in accordance with the Plan.

         1.58 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

         1.59 Stock Option Plan means the 1999 Heartland Wireless
Communications, Inc. Share Incentive Plan, which shall be in substantially the form annexed hereto as Exhibit 4.

         1.60 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtor or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.61 Stockholder Litigation Claim means a Claim (a) arising from rescission of a purchase or sale of an equity security of the Debtor, (b) for damages arising from the purchase or sale of such an equity security or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or recision arising out of a purchase or sale of an equity security of the Debtor.

         1.62 Stockholder Litigation Claims Portion means the ratio (expressed as a percentage) that the aggregate number of shares of Equity Interests represented by Allowed Stockholder Litigation Claims bears to the aggregate number of shares of Equity Interests represented by Allowed Stockholder Litigation Claims and Allowed Equity Interests.

         1.63 Tort Claim means any Claim related to personal injury, property damage, products liability or other similar Claims against the Debtor. A Tort Claim shall constitute a Miscellaneous Unsecured Claim (except as otherwise provided in Section 8.1(b) of the Plan).

         1.64 Trade Claim means an Unsecured Claim for (x) goods, materials or services provided to the Debtor or rendered to the Debtor in the ordinary course of business prior to the Petition Date and (y) pre and post Petition Date Claims, as approved by the Bankruptcy Court, for actual fees, charges or reasonable attorneys' fees incurred in respect of the Old Senior Notes by the Old 13% Senior Notes Indenture Trustee and the Old 14% Senior Notes Indenture Trustee. A Trade Claim shall not include an Old Convertible Note Claim, an Old Senior Note Claim, a Miscellaneous Unsecured Claim, a Rejection Claim, an Indemnity Claim, a Bondholder Litigation claim, a Stockholder Litigation Claim or a Tort Claim.

         1.65 Unsecured Claim means any Claim against the Debtor that is not an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim or a Secured Claim.

         B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF
CONSTRUCTION.

         Unless otherwise specified, all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY
           TAX CLAIMS

         2.1 Administrative Expense Claims.

         On the Effective Date, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment of such Administrative Expense Claim, Reorganized Heartland shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by Reorganized Heartland in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

         2.2 Priority Tax Claims.

         On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, Reorganized Heartland shall pay to each holder of an Allowed Priority Tax Claim that is due and payable on or before the Effective Date Cash in an amount equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims against and Equity Interests in the Debtor are divided into the following Classes:

         Class 1 -- Priority Non-Tax Claims

         Class 2 -- Secured Claims

         Class 3 -- Old Senior Note Claims and Miscellaneous Unsecured Claims

         Class 4 -- Old Convertible Note Claims

         Class 5 -- Trade Claims

         Class 6 -- Indemnity Claims

         Class 7 -- Bondholder Litigation Claims

         Class 8 -- Stockholder Litigation Claims

         Class 9 -- Equity Interests


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

SECTION 4. PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 Priority Non-Tax Claims (Class 1).

         On the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

         4.2 Secured Claims (Class 2).

         On the Effective Date, except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment of such Allowed Secured Claim, each Allowed Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default. All Allowed Secured Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

         4.3 Old Senior Note Claims and Miscellaneous Unsecured Claims
(Class 3).

         Each Old Senior Note Claim shall be Allowed as of the Petition Date in the amount of outstanding principal plus accrued and unpaid interest owed in respect thereof at the Petition Date. On the Effective Date, each holder of an Allowed Old Senior Note Claim shall receive, in full satisfaction of such Allowed Old Senior Note Claim, its Ratable Proportion of 9,700,000 shares of New Common Stock, subject to dilution by the exercise of the New Warrants, Incentive Options and, if Miscellaneous Unsecured Claims are entitled to receive shares of New Common Stock, by any such shares issued to such holders. On the Effective Date, each holder of an Allowed Miscellaneous Unsecured Claim shall receive, in full satisfaction of such Allowed Miscellaneous Unsecured Claim, New Common Stock in an amount that will provide the holder of such Claim the equivalent number of shares of New Common Stock per dollar of Allowed Claim which such holder would receive if such Allowed Claim were an Old Senior Note Claim.

         4.4 Old Convertible Note Claims (Class 4).

         Each Old Convertible Note Claim shall be Allowed as of the Petition Date in the amount of outstanding principal plus accrued and unpaid interest owed in respect thereof at the Petition Date. On the Effective Date, each holder of an Allowed Old Convertible Note Claim shall receive, in full satisfaction of such Allowed Old Convertible Note Claim, its Ratable Proportion of (i) 300,000 shares of New Common Stock, subject to dilution by the exercise of the New Warrants, Incentive Options and, if Miscellaneous Unsecured Claims are entitled to receive shares of New Common Stock, by any such shares issued to such holders and (ii) 825,000 New Warrants.

         4.5 Trade Claims (Class 5).

         On the Effective Date, except to the extent that a holder of an Allowed Trade Claim agrees to a different treatment of such Allowed Trade Claim, each Allowed Trade Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Trade Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

         4.6 Indemnity Claims (Class 6).

         If Class 6 accepts the Plan, following the Effective Date, holders of Indemnity Claims will be entitled to assert such Claims against the Debtor to the extent of (i) any available coverage under the Debtor's corporate liability insurance and (ii) any self-insured retention under such corporate liability insurance. If Class 6 rejects the Plan, the Debtor will request the Bankruptcy Court to estimate the Indemnity Claims at zero. If the Indemnity Claims are estimated at more than zero, such amount, to the extent such amount exceeds the amount of any corporate liability insurance (including any self-insured retention under such insurance) available to satisfy its Claim (taking into account such insurance or self-insured retention available to Persons covered by
Section 11.5 of the Plan), shall, to the extent such Claim becomes an Allowed Claim, be treated as a Miscellaneous Unsecured Claim under Class 3 of the Plan.

         4.7 Bondholder Litigation Claims (Class 7).

         The Debtor will request the Bankruptcy Court to estimate the Bondholder Litigation Claims at zero. If the Bondholder Litigation Claims are estimated at more than zero, each holder of an Allowed Bondholder Litigation Claim shall receive, in full satisfaction of such Allowed Bondholder Litigation Claim, its Ratable Proportion of any liability insurance available to satisfy its Claim remaining after use of such insurance for Allowed Indemnity Claims and Persons covered by Section 11.5 of the Plan, not to exceed the Allowed Amount of its Claim, and if liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of up to 275,000 New Warrants but not in excess of the number of New Warrants the value of which is sufficient to satisfy such Claims for purposes of section 1129(b)(a)(B)(i) of the Bankruptcy Code.

         4.8 Stockholder Litigation Claims (Class 8).

         The Debtor will request the Bankruptcy Court to estimate the Stockholder Litigation Claims at zero. If the Stockholder Litigation Claims are estimated at more than zero, each holder of an Allowed Stockholder Litigation Claim shall receive, in full satisfaction of such Allowed Stockholder Litigation Claim, its Ratable Proportion of any liability insurance available to satisfy its Claim remaining after use of such insurance for Allowed Indemnity Claims, Persons covered by Section 11.5 of the Plan and Allowed Bondholder Litigation Claims, not to exceed the Allowed Amount of its Claim, and if liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of the Stockholder Litigation Claims Portion of the Equity Distribution Pool.

         4.9 Equity Interests (Class 9).

         On the Effective Date, the Equity Interests shall be cancelled and each holder of an Allowed Equity Interest shall receive in full satisfaction of such Allowed Equity Interest, its Ratable Proportion of the Old Equity Portion of the Equity Distribution Pool.

         4.10 Alternative Treatment for Holders of Allowed Claims

         Notwithstanding the treatment provided for holders of Allowed Claims in this Section 4, Reorganized Heartland and the holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such holder under Section 4 hereof.

SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED;
           ACCEPTANCE OR REJECTION OF THE PLAN

         5.1 Holders of Claims and Equity Interests Entitled to Vote.

         Each of Class 1 (Priority Non-Tax Claims), Class 2 (Secured Claims) and Class 5 (Trade Claims) is unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

         Each of Class 3 (Old Senior Note Claims and Miscellaneous Unsecured Claims), Class 4 (Old Convertible Note Claims), Class 6 (Indemnity Claims), Class 7 (Bondholder Litigation Claims), Class 8 (Stockholder Litigation Claims) and Class 9 (Equity Interests) is impaired by the Plan and the holders of Claims or Equity Interests in each of such Classes are entitled to vote to accept or reject the Plan.

SECTION 6. MEANS OF IMPLEMENTATION

         6.1 Distributions.

         On the Effective Date, Reorganized Heartland shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of New Common Stock, New Warrants and Cash as provided in Section 4 hereof. Disputed Claims shall be resolved in accordance with Section 8 hereof and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with Section 8.3 hereof.

         6.2 Authorization of New Securities.

         The issuance of the following securities by Reorganized Heartland is hereby authorized without further act or action under applicable law, regulation, order or rule: (a) 30,000,000 shares of New Common Stock, (b) the New Warrants, (c) the Incentive Options and (d) 15,000,000 shares of preferred stock, $.01 par value.

         6.3 New Warrant Agreement.

         The New Warrant Agreement shall be executed and delivered by Reorganized Heartland and the warrant agent or any replacement agent reasonably acceptable to the Debtor and a Creditors' Committee Majority.

         6.4 Adoption of Stock Option Plan.

         If not theretofore adopted by the Debtor, on the Effective Date, Reorganized Heartland will adopt the Stock Option Plan.

         6.5 Incentive Options on the Effective Date.

         Reorganized Heartland is authorized to issue Incentive Options to purchase 900,000 shares of New Common Stock pursuant and subject to the Stock Option Plan. Said shares of New Common Stock and Incentive Options not issued on the Effective Date shall be reserved for issuance thereafter pursuant to the Stock Option Plan by Reorganized Heartland, on such terms and conditions consistEnt with the Stock Option Plan.

         6.6 Cancellation of Existing Securities and Agreements.

         On the Effective Date, the Old Senior Notes, the Old Convertible Notes and the Equity Interests or commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell Equity Interests or any other capital stock of the Debtor shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Indentures shall be cancelled.

         6.7 Corporate Action.

                  (a) Board of Directors of Reorganized Heartland. On the Effective Date, the operation of Reorganized Heartland shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the Charter and by-laws. The initial Board of Directors of Reorganized Heartland shall consist of six members, at least one of which shall be a member of the management of Reorganized Heartland. Subject to the immediately preceding sentence, the initial members and the manner of selection of the Board of Directors of Reorganized Heartland shall in all respects be subject to the approval of a Creditors' Committee Majority and shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The directors of the Debtor immediately prior to the Effective Date shall resign as of the Effective Date and shall be replaced by the Board of Directors of Reorganized Heartland.

                  (b) Officers of Reorganized Heartland. The initial officers of Reorganized Heartland are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Heartland after the Effective Date shall be as provided in its certificate of incorporation and by-laws.

         6.8 Amended Certificate of Incorporation.

         On the Effective Date, or as soon thereafter as is practicable, Reorganized Heartland shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the Charter which shall, among other things, prohibit Reorganized Heartland from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the Charter shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of Reorganized Heartland, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors of Reorganized Heartland or Reorganized Heartland.

SECTION 7. PROVISIONS GOVERNING DISTRIBUTIONS

         7.1 Date of Distributions.

         Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         7.2 Disbursing Agent.

         All distributions under the Plan shall be made by Reorganized Heartland as Disbursing Agent or such other entity designated by Reorganized Heartland as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Heartland.

         7.3 Surrender of Instruments.

         As a condition to receiving any distribution under the Plan each holder of an Old Senior Note, Old Convertible Note and Equity Interest must surrender such Old Senior Note, Old Convertible Note and Equity Interest to Reorganized Heartland or its designee. Any holder of an Old Senior Note, Old Convertible Note or Equity Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Heartland and furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Heartland before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

         7.4 Compensation of Professionals.

         Each person retained or requesting compensation in the Chapter 11 Case pursuant to section 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any application made under this section 7.4 shall be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order.

         The Debtor acknowledges that the Ad Hoc Committee has made a substantial contribution in the Chapter 11 Case and has been of benefit to the Debtor's bankruptcy estate. The Debtor will not object to the payment of the reasonable fees and expenses of the Ad Hoc Committee (as determined in accordance with section 503(b) of the Bankruptcy Code) including, without limitation, the reasonable fees and expenses of counsel to the Ad Hoc Committee.

         7.5 Delivery of Distributions.

         Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Heartland, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Heartland, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

         7.6 Manner of Payment Under the Plan.

         At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

         7.7 Fractional Shares.

         No fractional shares of New Common Stock or New Warrants or Cash in lieu thereof shall be distributed. No New Warrants shall be issued for fractional shares of New Common Stock. For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded down to the previous whole number.

         7.8 Setoffs and Recoupment.

         The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

         7.9 Distributions After Effective Date.

         Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

         7.10 Rights and Powers of Disbursing Agent.

                  (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and
         (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Heartland.

         7.11 Exculpation.

         The Debtor, Reorganized Heartland, each of the members of the Ad Hoc Committee, the Creditors' Committee, the Old Indenture Trustees and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         7.12 Allocation Relating to Old Senior Notes and Old Convertible NoteS.

         All distributions to holders of Old Senior Note Claims and Old Convertible Note Claims shall be allocated first to the portion of each of such Claims representing the principal amount of the Old Senior Notes or the Old Convertible Notes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim.

         7.13 Voluntary Cancellation of Equity Interests; Return of New Common Stock and New Warrants.

         Any holder of an Equity Interest that does not desire to receive any consideration under the Plan in consideration for the cancellation of its Equity Interests may send a letter to the Debtor so directing. In such event, if such holder nevertheless receives its Ratable Proportion New Warrants in accordance with section 4.9 of the Plan, such holder should return such Warrants to Reorganized Heartland.

SECTION 8. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN

         8.1 Disputed Claims.

                  (a) Process. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Heartland shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Heartland shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Heartland shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

                  (b) Tort Claims. All Tort Claims are Disputed Claims. Notwithstanding Section 8.1(a) above, after the Effective Date, any Tort Claim for personal injury or wrongful death as to which a proof of claim was timely filed that is not otherwise settled or consensually resolved shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Tort Claim determined and liquidated pursuant to Section 8.1(a) or a judgment obtained in accordance with this subsection 8.1(b) and applicable non-bankruptcy law that is no longer subject to appeal or other review shall, only to the extent there exists no available coverage under the Debtor's liability insurance (including any self-insured retention under such liability insurance), be deemed to be an Allowed Miscellaneous Unsecured Claim in Class 3 of the Plan in such liquidated amount and satisfied in accordance with the Plan; provided, however, that such Allowed Claim shall not include punitive or exemplary damages. Nothing contained in this subsection 8.1(b) shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtor or Reorganized Heartland may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28, United States Code.

         8.2 No Distributions Pending Allowance.

         Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

         8.3 Distributions After Allowance.

         To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled under the Plan.

         8.4 Voting Rights of Holders of Disputed Claims.

         Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.

SECTION 9. PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         9.1 Assumption or Rejection of Contracts and Leases.

         This Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is specifically rejected on Schedule 9.1 hereto filed by the Debtor on or before the commencement of the hearing on approval of the Disclosure Statement or such later date as may be fixed by the Bankruptcy Court, (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor prior to the Confirmation Date or (d) is otherwise assumed hereunder. For purposes hereof, each executory contract and unexpired lease listed on Schedule
9.1 hereto that relates to the use or occupancy of real property shall include
(i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule
9.1 hereto and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 hereto including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

         9.2 Amendments to Schedule; Effect of Amendments.

         The Debtor shall assume each of the executory contracts and unexpired leases not listed on Schedule 9.1 hereto; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend Schedule 9.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor shall provide notice of any amendments to Schedule 9.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 hereto shall not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

         9.3 Bar to Rejection Damage Claims.

         In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the earlier to occur of (a) the giving of notice to such party under section 9.1 or
9.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

         9.4 Indemnification Obligations.

         The obligations of the Debtor to indemnify its directors and officers that were not directors or officers, respectively, on or after April 25, 1997 pursuant to certificate of articles of incorporation, bylaws, contract, applicable state law or otherwise shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under the Plan. Any Claims arising from such rejection shall be treated as Indemnity Claims under
Section 4.6 hereof.

SECTION 10. CONDITIONS PRECEDENT TO EFFECTIVE DATE

         10.1 Conditions Precedent to Effective Date of the Plan.

         The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

                  (a) Confirmation Order. The Confirmation Order, in form and substance reasonably acceptable to the Debtor and a Creditors' Committee Majority shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto.

                  (b) All Trade Claims shall have become Allowed Claims, Disallowed Claims or estimated for distribution purposes under the Plan by Final Order(s) or by operation of law and the aggregate amount of all such Allowed Trade Claims and estimated Trade Claims, if any, shall not exceed $7,000,000.

                  (c) New Warrant Agreement. The New Warrant Agreement shall have been executed and delivered.

                  (d) The Debtor shall have received approval from the Federal Communications Commission ("FCC") of all of the Debtor's transfer of control applications requesting FCC approval of the transfer of the basic trading areas authorizations and channel licenses held directly or indirectly by the Debtor (or its affiliates).

                  (e) The Debtor or Reorganized Heartland shall have filed a shelf registration statement for the benefit of certain holders of New Common Stock with the Securities and Exchange Commission.

                  (f) Execution and Delivery of Other Documents. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions hereof shall have been effected.

         10.2 Waiver of Conditions Precedent.

         Each of the conditions precedent in section 10.1 hereof may be waived, in whole or in part, by the Debtor, with the prior written consent of a Creditors' Committee Majority. Any such waivers of a condition precedent in section 10.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and a Creditors' Committee Majority).

SECTION 11. EFFECT OF CONFIRMATION

         11.1 Vesting of Assets.

         On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Heartland. From and after the Effective Date, Reorganized Heartland may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

        11.2 Binding Effect.

         Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

         11.3 Discharge of Debtor.

         Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or Reorganized Heartland or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

         11.4 Term of Injunctions or Stays.

         Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         11.5 Indemnification Obligations.

         Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtor on or after April 25, 1997, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, bylaws, applicable state law or contract shall survive confirmation of the Plan, remain unaffected thereby and not be discharged except with respect to any such claims or causes of action arising out of acts or omissions occurring, in whole or in part, before April 25, 1997 where liability as finally adjudicated by a court of competent jurisdiction is imposed (i) for any breach of duty of loyalty to the Debtor or its stockholders,
(ii) for acts or omissions not in good faith and not in a manner such director of officer reasonably believed to be in or not opposed to the best interests of the Debtor or which involve intentional misconduct, gross negligence or a knowing violation of law or (iii) for any transaction from which the director or officer derived any improper personal benefit.

         11.6 Limited Release.

         On the Effective Date, the Debtor, on behalf of itself and its non-debtor subsidiaries, hereby releases the officers and directors of the Debtor and its subsidiaries holding office at any time on or after April 25, 1997 (as well as any non-voting representative of Jupiter Partners, L.P. ("Jupiter") appointed pursuant to Section 5.12 of the Note Purchase Agreement among the Debtor, Jupiter and Thomas R. Haack, executed as of November 30, 1994, who served in such position on or after April 25, 1997) and each of the members of the Ad Hoc Committee and the Creditors' Committee and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons or entities), affiliates and representatives from any and all claims or liabilities arising from or related to actions taken or omissions occurring in connection with the Plan or otherwise in their capacity as officers, directors, agents, members, employees, affiliates or advisors of each of the foregoing, as applicable.

SECTION 12. WAIVER OF CLAIMS

         12.1 Avoidance Actions.

         Effective as of the Effective Date, the Debtor waives the right to prosecute any avoidance or recovery actions under section 547 of the Bankruptcy Code that belong to the Debtor or Debtor in Possession.

SECTION 13. RETENTION OF JURISDICTION

         The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (b) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

                  (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein.

                  (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part.

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

                  (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

                  (g) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

                  (h) To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code.

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section
         11.3 hereof.

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

                  (n) To enter a final decree closing the Chapter 11 Case.

SECTION 14. MISCELLANEOUS PROVISIONS

         14.1 Payment of Statutory Fees.

         All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Expense Claim and be treated in accordance with section 2.1 hereof.

         14.2 Retiree Benefits.

         On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, Reorganized Heartland shall continue to pay any retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor has obligated itself to provide such benefits.

         14.3 Administrative Expenses Incurred After the Confirmation Date.

         Administrative expenses incurred by the Debtor or Reorganized Heartland after the Confirmation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Heartland, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no Claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

         14.4 Section 1125(e) of the Bankruptcy Code.

         As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of the members of the Ad Hoc Committee and the Creditors' Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

         14.5 Compliance with Tax Requirements.

         In connection with the consummation of the Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

         14.6 Severability of Plan Provisions.

         In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. All actions taken under this section 14.6 shall require the consent of the Debtor and a Creditors' Committee Majority.

         14.7 Notices.

         All notices, requests, and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                            Heartland Wireless Communications, Inc.
                            200 Chisholm Place, Suite 200
                            Plano, Texas  75075
                            Attn:  J. Curtis Henderson, Esq.
                            Senior Vice President and General Counsel
                            Telephone: (972) 633-4039
                            Telecopier: (972) 633-0074

                                     and

                            Weil, Gotshal & Manges LLP
                            100 Crescent Court, Suite 1300
                            Dallas, Texas 75201
                            Attn: Martin A. Sosland, Esq.
                            Telephone: (214) 746-7700
                            Telecopier: (214) 746-7777

                                     and

                            Richards, Layton & Finger, P.A.
                            One Rodney Square
                            P.O. Box 551
                            Wilmington, Delaware  19899
                            Attn:  Thomas L. Ambro, Esq.
                            Telephone: (302) 658-6541
                            Telecopier: (302) 658-6548

         14.8 Governing Law.

         Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         14.9 Binding Effect.

         The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Heartland.



Dated:  January 19, 1999



                            Respectfully submitted,

                            Heartland Wireless Communications, Inc.

                            By:    /s/ Marjean Henderson
                               -------------------------------------------------
                            Name:  Marjean Henderson
                            Title: Senior Vice President and Chief Financial
                                   Officer

                                                                       EXHIBIT 1


         Restated Certificate of Incorporation of Reorganized Heartland

                                                                       EXHIBIT 2


                             New Warrant Agreement

                                                                       EXHIBIT 3


                         Registration Rights Agreement

                                                                       EXHIBIT 4


                               Stock Option Plan